UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2022

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (without par value)	CAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As of February 25, 2022, Cardinal Health, Inc. (the “Company”) and two other national pharmaceutical distributors (collectively, the “Distributors”) announced that each had independently determined that there is sufficient state and litigating subdivision participation to enter into the previously disclosed proposed settlement agreement (the “Settlement Agreement”) to settle a substantial majority of opioid lawsuits filed by states and local governmental entities. The Settlement Agreement requires that participating states and territories, together with the Distributors, seek court-ordered consent judgments embodying the terms of the Settlement Agreement, which is anticipated to become effective on April 2, 2022.

Under the terms of the Settlement Agreement, the Company would pay the participating states, territories and local governmental entities (the “Settling Governmental Entities”) up to $6.0 billion over 18 years. A minimum of 85% of settlement payments must be used by the Settling Governmental Entities to remediate the opioid epidemic. The majority of the remaining payment amounts will be applied towards plaintiffs’ attorneys’ fees and costs. The Settlement Agreement also includes injunctive relief terms related to the Distributors’ controlled substance anti-diversion programs. A monitor will be selected to oversee compliance with these provisions for a period of five years. The Distributors will also engage a third-party vendor to act as a clearinghouse for data aggregation and reporting, which the Distributors will fund for ten years and which will be available to the participating states to use in their anti-diversion efforts.

The states of Florida, New York, Ohio, Rhode Island and Texas and their participating subdivisions, which have separate agreements with the Distributors, will participate in the Settlement Agreement pursuant to the terms of their separate agreements. As of the date of this Form 8-K, 46 of 49 eligible states, as well as the District of Columbia and all eligible U.S. territories, have agreed to join the Settlement Agreement. West Virginia subdivisions and Native American Tribes are not a part of the Settlement Agreement. A list of the states and territories that have agreed to the Settlement Agreement is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure

The Distributors issued a joint news release on February 25, 2022 to announce the Settlement. A copy of this news release is attached to this Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
99.1	List of participating states and territories
99.2	Joint news release issued by the Distributors on February 25, 2022

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date:	February 25, 2022	By:	/s/ JESSICA L. MAYER
Jessica L. Mayer
Chief Legal and Compliance Officer
3